    2022 DIRECTORS’ COMPENSATION POLICY

OBJECTIVE

Section 1261.22 of the Rules and Regulations of the Federal Housing Finance Agency require the Board of Directors to adopt a written policy to provide for the payment of reasonable compensation to Bank Directors for the performance of their duties as members of the Board of Directors.
Pursuant to that regulation, this Directors' Compensation Policy ("Policy") sets forth the activities and functions for which attendance is necessary and appropriate and may be compensated and sets forth the methodology for determining the amount of compensation to be paid. This Policy shall be reviewed annually by the Governance and Public Policy Committee.

POLICY

Total Compensation

The compensation paid to Directors shall be in conformity with the guidelines set forth in this Policy. The Policy guidelines on Director Compensation for 2022 are $142,500 for the Chair, $122,500 for the Vice Chair of the Board and for each Committee Chair, and $112,500 for each of the other Directors. Compensation can exceed the guidelines set forth above based on a Director assuming additional responsibilities, such as chairing a Committee or Board meeting.

Quarterly Retainer

In order to compensate Directors for their time while serving as Directors outside of normal Committee and Board meetings, Directors shall be paid a quarterly retainer. The retainer shall compensate Directors for their time preparing for meetings, attending Affordable Housing Advisory Council meetings, attending Bank System meetings, Board training sessions, and other activities outside of normal Committee and Board meetings. The amount of the quarterly retainer varies depending on the responsibilities of the Director as set forth below:

Chairman	$17,500
Vice Chairman	$15,312
Committee Chairman	$15,312
Director	$14,374

Board Meeting Fees

In order to compensate Directors for their time while serving as Directors, each Director that attends a meeting of the Board of Directors (including Committee meetings and participating by telephone) shall be paid a Board Meeting Attendance Fee. The amount of the Board Meeting Attendance Fee varies depending on the role served at the meeting. The following Board Meeting Attendance Fees shall be paid to Directors in attendance at Board of Director's meetings (including telephonic Board meetings):

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    2022 DIRECTORS’ COMPENSATION POLICY

Chairman	$6,041
Vice Chairman	$5,104
Committee Chairman	$5,104
Director	$4,583

In the absence of the Chairman, the Acting Chairman, whether it be the Vice Chairman or Chairman Pro Tem, shall receive the Chairman Board Meeting Attendance Fee. Board Meeting Attendance Fees are paid per meeting day.1

Standing Committee Meeting Fees

In order to compensate Directors for their time while serving as Directors, each Director that attends a Standing Committee meeting (including participating by telephone) shall be paid a Standing Committee Meeting Attendance Fee. The amount of the Standing Committee Meeting Attendance Fee varies among Directors in attendance at the meeting. The following Standing Committee Meeting Attendance Fees shall be paid to Directors in attendance at Committee Director's meetings:

Chairman	$6,041
Vice Chairman	$5,104
Committee Chairman	$5,104
Director	$4,583

Committee Meeting Attendance Fees are paid per meeting day, not per Committee meeting. No Committee Attendance Fee will be paid if a Board Meeting Attendance Fee is paid for the same day.2

Prorated Fees

A Director’s quarterly retainer fees will be prorated for the number of days in the quarter that they actually served on the Board in the event a Director leaves the Board mid-quarter.

Methodology

In 2019, McLagan Partners conducted a director compensation study for the FHLBanks, which was valid for 2020 and formed the basis for the Bank’s Directors’ Compensation Policy (including compensation levels and fee structure) in that year which was maintained in 2021 and 2022.

Attendance

Directors must fulfill their responsibilities by regularly attending and participating, either in person or telephonically, in at least 75 percent of meetings of the Board of Directors and assigned Committees within a given calendar year. The Board of Directors reserves the right to direct the Corporate Secretary to adjust downward or eliminate the fourth quarter retainer payment to any Director who fails to meet this attendance requirement.

Travel

1 Board meeting fees are rounded down to the nearest dollar.
2 Committee meeting fees are rounded down to the nearest dollar.

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    2022 DIRECTORS’ COMPENSATION POLICY

The Directors shall be reimbursed for travel, subsistence and other related expenses incurred in connection with the Directors duties under the terms and conditions of the Bank's Travel and Expense Policy; provided, however, a Director may not be paid or reimbursed for gift or entertainment expenses.

Disclosure

The Bank shall disclose in its annual report to the Federal Housing Finance Agency the following items:

(i)the sum of the total compensation paid to its Directors in that year;
(ii)the sum of the total expenses paid to its Directors in that year;
(iii)the total compensation paid to each Director in that year;
(iv)the total expenses paid to each Director in that year;
(v)the total of all expenses incurred at group functions that are not reimbursed to individual Directors in that year;
(vi)the total number of Board meetings and Committee meetings held in that year;
(vii)the total number of Board and Committee meetings that each Director attended in that year; and
(viii)a summary of this Policy.

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APPROVAL DATE: October 22, 2021	POLICY OWNER: General Counsel, Corporate Secretary and Ethics Officer	REVIEWING MANAGEMENT COMMITTEE: N/A
APPROVAL FREQUENCY: Annually	APPLICABILITY: Bank-wide	APPROVING BOARD COMMITTEE: Governance & Public Policy Committee

POLICY ADMINISTRATION

Approval of Exceptions. All exceptions under this Policy must be approved by the General Counsel, Corporate Secretary and Ethics Officer or the President and must be reported to the Approving Committee listed above.

Policy Interpretations. The General Counsel, Corporate Secretary and Ethics Officer may make interpretations of this Policy. All interpretations shall be summarized in a memo and maintained along with the Policy.

COMPLIANCE MONITORING

The General Counsel, Corporate Secretary and Ethics Officer will be responsible for monitoring the compliance with this Policy.

APPLICABLE LAWS AND REGULATIONS

12 USC § 1427
12 CFR § 1261.22

RELATED POLICIES; BANK-WIDE PROCEDURES

Code of Conduct
Policy Governance Standards

DEFINED TERMS

None

POLICY HISTORY LOG

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    2022 DIRECTORS’ COMPENSATION POLICY

Date	Change	Notes
October 22, 2021	Annual approval, effective January 1, 2022
October 21, 2020	Annual approval, effective January 1, 2021
August 23, 2019	Annual approval, effective January 1, 2020	Updated to reflect 2019 McLagan Report.
October 25, 2018	Annual approval, effective January 1, 2019	Updated to reach midpoint as reflected in 2017 McLagan Report.
October 27, 2017	Annual approval, effective January 1, 2018	Updated to reflect 2017 McLagan Report.
October 21, 2016	Annual approval, effective January 1, 2017	Updated to reflect 2015 McLagan Report.
October 23, 2015	Annual approval, effective January 1, 2016	Updated to reflect 2015 McLagan Report. Submitted to FHFA 11-5-2015
October 24, 2014	Annual approval
February 21, 2014	Updated and approved	Per request from FHFA
December 18, 2013	Annual approval

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